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                                                                  EXHIBIT (j)(4)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 7, 2003, with respect to the financial statements of the State Street Equity 500 Index Fund included in its Annual Report dated December 31, 2002 that is incorporated by reference into this Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A No. 333-30810) of State Street Institutional Investment Trust.

                                                   ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2003